                                                                     EXHIBIT 4.9

                               PREMIER FARNELL PLC

                         THE PREMIER FARNELL PERFORMANCE
                                 SHARE PLAN 2000

         ================================================================

                          RULES OF THE PREMIER FARNELL
                          PERFORMANCE SHARE PLAN 2000

                          (AS APPROVED BY SHAREHOLDERS
                    IN GENERAL MEETING ON 14 JUNE 2000 AND AS
                  AMENDED BY ORDINARY RESOLUTION AT THE ANNUAL
                    GENERAL MEETING OF THE COMPANY ON GENERAL
                            MEETING ON 11 JUNE 2003)

         ================================================================

                     [FRESHFIELDS BRUCKHAUS DERINGER LOGO]

                                    CONTENTS

CLAUSE                                                                                                  PAGE

1.       PURPOSE.....................................................................................     1

2.       DEFINITIONS.................................................................................     1

3.       OVERALL LIMITS..............................................................................     3

4.       GRANT OF AWARDS.............................................................................     5

5.       RIGHTS RELATING TO AN AWARD.................................................................     6

6.       PERFORMANCE TARGETS.........................................................................     7

7.       CESSATION OF EMPLOYMENT.....................................................................     7

8.       CHANGE OF CONTROL...........................................................................     8

9.       ADJUSTMENT OF AWARD.........................................................................     9

10.      EXERCISE OF AWARDS.........................................................................     10

11.      AMENDMENT..................................................................................     11

12.      ADMINISTRATION.............................................................................     11

13.      GENERAL....................................................................................     12

                      [FRESHFIELDS BRUCKHAUS DERINGER LOGO]

                   PREMIER FARNELL PERFORMANCE SHARE PLAN 2000

PURPOSE

1. The Premier Farnell Performance Share Plan 2000 is an employees' share scheme (within the meaning of section 743 of the Companies Act 1985). The purpose of the Plan is to further the interests of the Company, its subsidiaries and its shareholders by providing incentives in the form of awards of Shares to selected executive directors and senior employees of the Company and its subsidiaries to attract, retain and motivate such directors and employees.

DEFINITIONS

2.1 In the Rules of the Plan, unless the context otherwise requires, the following expressions shall have the following meanings respectively:

ADRS means American Depositary Receipts evidencing American Depositary Shares deposited by the Company with a depositary pursuant to a deposit agreement;

AUDITORS means the auditors for the time being of the Company (acting as experts not arbitrators);

AVERAGE MARKET VALUE means, in relation to a Share or an ordinary share in a Comparator Company on either the Base Date or the Comparison Date, the average of the Market Values of such a share for the Dealing Days over the period of three months ending on the day prior to the Base Date or over the period of three months ending on the day prior to the Comparison Date as the case may be, and shall otherwise mean the market value of such a share as defined by section 272 of the Taxation of Chargeable Gains Act 1992 on such dates;

AWARD means (as the Board may determine) a conditional award of, or a right to acquire, Shares granted by an Award Letter;

AWARD DATE means the date on which an Award is granted;

AWARD LETTER means the notification to a Participant by the Trustee setting out the specific conditions of an Award and, where relevant, duly signed by the Participant;

BASE DATE means, in relation to an Award, the date on which the TSR Test Period commences (normally being the Award Date of that Award or such other date as otherwise determined by the Board);

BOARD means the Board of directors of the Company or, where appropriate, the remuneration committee of the Board or other duly authorised committee thereof;

COMPANY means Premier Farnell plc (company registered number 876412);

COMPARATOR COMPANIES means the companies (including the Company) which are the constituent companies of the FTSE Mid-250 Index excluding investment trusts as at the Base Date or at another date determined by the Board;

COMPARISON DATE means the date on which the TSR Test Period expires (normally being the date which is three years after the Base Date);

CONTROL shall have the meaning given to it by section 840 of the Taxes Act;

DEALING DAY means a day on which the London Stock Exchange is open for the transaction of business;

ELIGIBLE EMPLOYEE means an employee (including an executive director) of any member of the Group whose terms of service require him to work full time for the Group;

EXECUTIVE SCHEME means any employees' share scheme (other than the Plan) adopted by the Company under which individuals may be selected for participation at the discretion of the board of directors of the Company or the Board;

FINANCIAL YEAR means an accounting reference period of the Company as defined in accordance with section 224 of the Companies Act 1985;

FTSE MID-250 INDEX means the index so designated which is published by the Financial Times (or, in the event of its cessation, such other index as the Board considers to have replaced it);

GROUP means the Company and the Subsidiaries from time to time and MEMBER OF THE GROUP shall be construed accordingly;

MARKET VALUE means, in relation to a Share or an ordinary share in a Comparator Company on any day, for so long as such shares are listed on the London Stock Exchange, the mid-market price for that share as quoted in the Daily Official List of the London Stock Exchange on that day and otherwise shall mean the market value as defined by section 272 of the Taxation of Chargeable Gains Act 1992;

PARTICIPANT means an Eligible Employee who has been granted an Award under the Plan (or his personal representatives in the event of his death);

PERFORMANCE TARGET means the target which, save as set out in these Rules, must be satisfied before an Award is capable of realisation and which the Board shall determine;

THE PLAN means the Premier Farnell Performance Share Plan 2000 as constituted by these Rules and amended from time to time;

REALISATION DATE means in relation to an Award the later of (a) the third anniversary of the Award Date and (b) the date on which a Participant is notified of the number of Shares in respect of which an Award is exercisable under Rule 6;

SHARE means an ordinary share of 5p in the capital of the Company or any other shares representing those Shares;

SUBSIDIARY means any company which qualifies as a subsidiary of the Company under section 736 of the Companies Act 1985;

TAXES ACT means the Income and Corporation Taxes Act 1988;

TEST PERIOD means a period of three years starting on the Base Date and ending on the Comparison Date;

TOTAL SHAREHOLDER RETURN means, in relation to a Share or an ordinary share in a Comparator Company over any Test Period, the aggregate of (a) the percentage increase (or percentage decrease) in the Average Market Value of such a share, and (b) the aggregate of dividends (grossed-up for any associated tax credit), as determined pursuant to a proprietary formula commissioned by the Board (and subject to such adjustments as the formula may provide in relation to matters affecting the share capital of the Company or any Comparator Company during the Test Period);

TSR RANKING means, in respect of any Comparison Date, the ranking of the Total Shareholder Return of the Comparator Companies over the Test Period;

THE TRUSTEE shall mean Mourant & Co. Trustees Limited or such other trustee or trustees from time to time of the Premier Farnell Executive Trust.

2.2 References to any statute or statutory instrument or to any part or parts thereof include any modification, amendment or re-enactment thereof for the time being in force.

2.3 Words of the masculine gender shall include the feminine and vice versa and words in the singular shall include the plural and vice versa unless in either case the context otherwise requires or is otherwise stated.

OVERALL LIMITS

3.1 To the extent that Awards shall or may be satisfied out of existing issued Shares, the Company shall provide, and shall procure, where appropriate, that any member of the Group which employs Eligible Employees who are granted Awards under the Plan shall provide sufficient monies to enable the Trustee to acquire sufficient Shares to satisfy all such Awards. In respect of any Award, the monies shall be provided to the Trustee no later than the date on which the Award is realisable.

3.2 To the extent that Awards shall or may be satisfied out of a new issue of Shares subscribed by the Trustee for the purpose of satisfying Awards under the Plan, no such Shares shall be so issued (and therefore no Award shall be granted) if the result of that issue would be that:

(a) the aggregate number of Shares that could be issued in relation to that Award and any other Awards granted at the same time, when added to the number of Shares that:

                  (i) have been, or could be, issued to the Trustee for the purpose of satisfying subsisting Awards granted during the preceding ten years under the Plan;

                  (ii) have been, or could be, issued on the exercise of any share option granted during the preceding ten years under any employee share option scheme adopted by the Company; and

                  (iii) have been issued during the preceding ten years under any profit sharing or other employee share incentive scheme (not being a share option scheme) adopted by the Company,

         would exceed 10 per cent. of the ordinary share capital of the Company for the time being in issue; or

(b) the aggregate number of Shares that could be issued in relation to that Award and any other Awards granted at the same time, when added to the number of Shares that:

                  (i) have been, or could be, issued to the Trustee for the purpose of satisfying subsisting Awards granted during the preceding ten years under the Plan;

                  (ii) have been, or could be, issued on the exercise of any share option granted during the preceding ten years under any Executive Scheme,

         would exceed 5 per cent. of the ordinary share capital of the Company for the time being in issue; or

(c) unless the limit in sub-paragraph (d) below is and has always been complied with, the aggregate number of Shares that could be issued in relation to that Award and any other Awards granted at the same time, when added to the number of Shares that:

         (i) have been, or could be issued on the exercise of any share option granted during the preceding three years under any employer/e share option scheme adopted by the Company; and

         (ii) have been issued during the preceding three years, under any profit sharing or other employee incentive scheme (not being a share option scheme) adopted by the Company,

         could exceed 3 per cent of the ordinary share capital of the Company for the time being in issue; or

(d) the aggregate number of Shares that could be issued in relation to that Award and any other Awards granted at the same time, when added to the number of Shares that:

           (i) have been, or could be, issued to the Trustee for the purpose of satisfying subsisting Awards granted during the preceding five years under the Plan;

           (ii) have been, or could be, issued on the exercise of any share option granted during the preceding five years under any employee share option scheme adopted by the Company, and

           (iii) have been issued during the preceding five years under any profit sharing or other employee share incentive scheme (not being a share option scheme) adopted by the Company,

         would exceed 5 per cent of the ordinary share capital of the Company for the time being in issue.

3.3 Reference in Rule 3.2 to the ISSUE of Shares shall, for the avoidance of doubt, mean the issue and allotment of Shares, and not the transfer of Shares (other than where the Trustee transfers to a Participant Shares which the Trustee has previously had issued to it).

3.4 The maximum number of Shares over which an Award may be granted to an Eligible Employee in any Financial Year (calculated by reference to the Average Market Value of such Shares as measured on the relevant Base Date) shall not exceed an amount equal to 100% of the Eligible Employee's basic salary at the Award Date.

GRANT OF AWARDS

4.1 The Trustee may, in its absolute discretion, grant Awards within 42 days after approval of the Plan or any amendments thereto by the Company in general meeting and thereafter within 42 days after the announcement of the results of the Company for any period (or, in exceptional circumstances, at such other time as the Board thinks fit) PROVIDED THAT the grant of Awards shall comply with the terms of the London Stock Exchange's Model Code for Securities Transactions by Directors of Listed Companies and any rules of the Company governing dealings in Shares.

4.2 The Trustee shall have the authority to grant Awards under the Plan to such Eligible Employees as the Board shall have in its absolute discretion recommended. Such recommendations shall, if the Board thinks fit, have regard to the Eligible Employee's own performance, the performance of the member of the Group that employs him or his importance to the future success and profitability of the Group. The Trustee shall be under no obligation to act on such recommendations.

4.3 The Board shall recommend in writing to the Trustee the number of Shares to be comprised in each Award, subject to the limits set out in Rule 3 above, and confirm whether the Award is to be subject to the Performance Targets in Rule 6 or some other target which is, in the Board's opinion, no less demanding than such Performance Targets.

4.4 An Award may be granted subject to such conditions for payment of income tax and employees' and, to the extent lawful, employer's national insurance contributions liability as the Trustee may determine (having regard to any recommendations made by the Board) and if any such condition is imposed in respect of employer's national insurance contributions liability, the Trustee shall be entitled, if directed by the Board, to waive in whole or in part the Participant's obligation to pay such liability.

4.5 Each Award under the Plan shall be made by an Award Letter which shall be issued by deed by the Trustee and, if so requested by the Board, countersigned by the Eligible Employee. Where relevant, the Award shall lapse if a countersigned copy of the Award Letter is not returned to the Trustee within 30 days of the date stated on the Award Letter. The Award Letter shall set out the principal terms of the Award including the maximum number of Shares over which it is exercisable, the Performance Targets and the normal Realisation Date.

4.6 Nothing in this Plan or in an Eligible Employee's or Participant's contract of employment shall be construed as giving to any Eligible Employee or Participant a right to receive, or be considered for, an Award under the Plan.

RIGHTS RELATING TO AN AWARD

5.1 Save as otherwise permitted in these Rules, a Participant shall have no entitlement to exercise his Award unless:

(a) the Performance Targets set out in Rule 6 (or such other performance target which has been imposed) have been satisfied; and

(b)      the Participant remains an employee of the Group throughout the Test
         Period.

5.2 An Award shall be personal to the Participant and prior to the Realisation Date the Participant shall not sell, transfer, pledge, assign or otherwise dispose of the Award or all or any Shares which are the subject of an Award or any interest therein. Any attempt by the Participant to sell, transfer, pledge, assign or otherwise dispose of the Award or such Shares or any interest therein shall result in the immediate lapse of the Award.

5.3 The Shares comprised in an Award shall be registered in the name of the Trustee or its nominee prior to the date on which a valid exercise notice is served. Until the date on which the Shares are registered in the name of the Participant, the Participant shall have no beneficial interest in the Shares and in particular shall have no dividend, voting or other rights in respect of the Shares.

PERFORMANCE TARGETS

6.1 Subject to the provisions of Rule 8 (which provides for the application of the Performance Target over a shorter period) an Award shall not be capable of exercise unless the Performance Target set out in this Rule 6 (or any other performance target which has been imposed) is satisfied.

6.2 Subject to Rule 6.6, at the end of the Test Period or as soon as reasonably practicable thereafter, the Board shall obtain a TSR Ranking in respect of the Test Period then ended and shall notify the Trustee accordingly. The Board may make such adjustments to the TSR Ranking as it considers appropriate to reflect any variation of share capital or any takeover, winding up, liquidation, demerger or cancellation or suspension of listing on the London Stock Exchange of any of the Comparator Companies.

6.3 An Award shall be exercisable in respect of such number of Shares as is determined by applying to the number of Shares over which the Award was granted (but subject to any adjustment under Rule 9 below) the percentage shown in the right-hand column below according to the Company's TSR Ranking in the list of Comparator Companies as indicated in the left-hand column of the table below:

COMPANY'S TSR RANKING WITHIN                       % OF AWARD CAPABLE
FTSE MID-250 INDEX                                     OF EXERCISE
Within upper quartile                                     100%

Median position                                            20%

Below median                                               0%

6.4 The number of Shares over which an Award shall be exercisable shall be calculated on a straight line basis where the Company's TSR Ranking is between the upper quartile and the median positions mentioned in the left hand column above.

6.5      The Board may in consultation with the Trustees vary the table in Rule
6.3 above from time to time.

6.6 Notwithstanding the provisions of this Rule 6 no Award shall be capable of exercise unless the Board is satisfied and has notified the Trustee accordingly that the underlying financial performance of the Company during the Test Period is such that in the Board's opinion the exercise of the Award is justified, and the Board's decision in this respect shall be final and binding on all concerned.

CESSATION OF EMPLOYMENT

7.1 If the Participant ceases to be an employee of a member of the Group at any time before the end of the Test Period for any reason other than one stated in Rule 7.2 below, the Award shall automatically lapse on such cessation.

7.2 In the event that the Participant ceases to be an employee of the Group before the end of the Test Period by reason of:

(a)      death;

(b)      retirement at or after his normal retirement age;

(c)      injury, disability or ill-health (as agreed by the Board);

(d)      redundancy;

(e)      early retirement (as agreed by the Board);

(f) the company by which the Participant is employed ceasing to be a member of the Group;

(g) the business (or part of a business) in which he is employed being transferred to a person which is not a member of the Group; or

(h) any reason other than one stated in this Rule 7.2 which the Trustee (on the recommendation of the Board) so decides in its absolute discretion,

the Participant's outstanding Award(s) shall continue in full force until the Realisation Date and shall then be capable of exercise in respect of such number of Shares as is determined in accordance with Rule 6 above SAVE THAT the number of Shares over which the Award may be exercised shall be reduced by the fraction A/B (where A is that part of the Test Period relating to the Award following the Participant's cessation of employment (measured in complete months) and B is the full duration of the Test Period (measured in complete months)).

CHANGE OF CONTROL

8.1 If any person (either alone or together with any person acting in concert with him) obtains Control of the Company as a result of making an offer to acquire Shares which is either unconditional or is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, the Participant may exercise any outstanding Award(s) in respect of such number of Shares as is determined in accordance with Rule 6 above by reference to the Company's TSR Ranking at the date on which that person obtains Control of the Company and any condition subject to which the offer is made has been satisfied, within the period of six months from such date, and any Award not realised within such period shall lapse and be of no effect.

8.2 If any person becomes bound or entitled to acquire Shares under sections 428 to 430F of the Companies Act 1985 the Participant may exercise any outstanding Award(s) in respect of such number of Shares as is determined in accordance with Rule 6 above by reference to the Company's TSR Ranking at the date on which that person becomes so bound or entitled at any time whilst that person remains so bound or entitled and any Award not realised within this period shall lapse and be of no effect.

8.3 If any person obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 425 of the Companies Act 1985 the Participant may exercise any outstanding Award(s) in respect of such number of Shares as is determined in accordance with Rule 6 above by reference to the Company's TSR Ranking at the date on which the Court sanctions the compromise or arrangement within the period of one month from such date and any Award not realised in this period shall lapse and be of no effect PROVIDED THAT:

(a) if Shares have ceased to be listed on the London Stock Exchange at the date an Award is exercised hereunder, the Award may be satisfied in such manner as the Board thinks fit; and

(b) Awards shall not be exercised under this Rule 8.3 without the consent of the Board if the purpose and effect of the scheme of arrangement is to create a new holding company for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the scheme of arrangement.

8.6 The Trustee shall on, or as soon as reasonably practicable after, the calculation of the TSR Ranking in respect of an Award inform the Participant whether such Award is exercisable in whole or in part. An Award shall lapse to the extent that it is not exercisable.

ADJUSTMENT OF AWARD

9.1      In the event of any of the following:

(a) the issue of any shares of whatever class or any other securities of the Company to the Trustee by way of capitalisation of reserves or profits (but not by way of rights);

(b) the sub-division or consolidation of the ordinary share capital of the Company; or

(c)      the implementation by the Company of a demerger,

the number of Shares subject to Awards granted prior to the record date for any such issue or the effective date of any such sub-division or consolidation (including, for the avoidance of doubt, any Awards which have been realised but in respect of which Shares have not been transferred) shall be adjusted by the Trustee in such manner as the Auditors confirm to be fair and reasonable.

9.2 In the event of a rights issue in respect of Shares, the Trustee insofar as practicable shall sell sufficient rights nil-paid (at such time during the rights issue as the Trustee thinks fit) as will enable the Trustee to acquire with the proceeds of sale the remainder of its rights entitlement, and the number of Shares subject to Awards granted prior to the record date for the rights issue shall be increased by the number of Shares which the Trustee is able so to acquire.

9.3 Any adjustments to Awards made pursuant to this Rule 9 shall be notified to the relevant Participants as soon as reasonably practicable.

EXERCISE OF AWARDS

10.1 An Award shall be capable of exercise in respect of such number of the Shares comprised in the Award as is determined in accordance with Rule 6 during the period commencing on the Realisation Date and ending on the tenth anniversary of the Award Date. Subject to Rule 10.4, an Award may be exercised in full or in part at any time or times during such period (subject to the terms of the London Stock Exchange's Model Code for Securities Transactions by Directors of Listed Companies and any rules of the Company governing dealings in Shares). Any Award not exercised within such period shall lapse and be of no effect.

10.2 Awards shall be exercised by the Participant lodging with the Trustee a duly completed exercise notice in such form as the Trustee may from time to time prescribe. An Award shall be deemed to have been exercised on the date on which the exercise notice is received at the registered office of the Trustee (or such other place as the Trustee may specify).

10.3 Subject to Rule 10.4 the Company shall procure that the Trustee transfers to the Participant (or his personal representatives in the event of his death) the Shares in respect of which an Award is validly exercised in accordance with Rule 6 within 30 days of the date of a valid exercise of the Award.

10.4 Where a Participant is based in the United States of America at the time of exercise, the Participant may only exercise his Award in respect of such number of Shares as is divisible by two and the Company shall cause to be issued to the Participant one ADR for every two Shares in respect of which the Award is validly exercised which ADR shall evidence American Depositary Shares deposited by the Company with a depository pursuant to a deposit agreement. If at any time the number of Shares represented by American Depositary Shares shall change, that altered number shall be substituted for the references in this Rule 10.4 to "two".

10.5 Any liability of a Participant to taxation or employees' national insurance contributions in respect of an Award shall be for the account of the relevant Participant, but the Participant shall be deemed to have authorised the Trustee and the Company to sell sufficient Shares to satisfy any legal obligation of any member of the Group to deduct income tax or any employees' national insurance contributions at source. The exercise of any Award shall be conditional on the Participant complying with any arrangements specified by the Trustee or the Company for the payment of such taxation or employees' national insurance contributions liability.

10.6 Where the Trustee has imposed a requirement that a Participant shall pay all or part of any employer's national insurance contributions payable in respect of his

Award, the exercise of any Award shall be conditional on the Participant complying with arrangements specified by the Trustee or the Company for the payment of such liability.

10.7 Any liability of a Participant to stamp duty or stamp duty reserve tax in respect of the transfer of Shares on exercise of his Award shall be for the account of the Participant and the exercise of any Award shall be conditional on the Participant complying with arrangements specified by the Trustee or the Company for the payment of such stamp duty or stamp duty reserve tax.

AMENDMENT

11.1 The Board may at any time amend any of the provisions of the Plan in any way it thinks fit PROVIDED THAT:

(a) no amendment to the advantage of Eligible Employees or Participants may be made without the prior approval of the Company in general meeting except in the case of an amendment which is necessary or desirable in order to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Eligible Employees, Participants and any member of the Group; and

(b) no amendment shall operate to affect adversely any right already acquired by a Participant.

11.2 Notwithstanding any other provision of the Plan, the Board may establish sub-plans for the purpose of granting Awards to Eligible Employees who are or may become primarily liable to tax outside the United Kingdom on their remuneration, subject to such modifications as may be necessary or desirable to take account of overseas tax, exchange control, or securities laws provided that any Shares made available under such sub-plans shall count towards the limits set out in Rule 3 hereof.

ADMINISTRATION

12.1 The rights and obligations of any individual under the terms of his office or employment shall not be affected by his participation in the Plan, and each Participant shall, in the Award Letter, waive all and any rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever (whether lawfully or unlawfully) insofar as those rights arise or may arise from his ceasing to have rights under the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements. Participation in this Plan shall not impose or be deemed to impose any obligations on the Company or any member of the Group to continue to employ him.

12.2 All Share certificates and other communications relating to the Plan shall be sent at the Participant's risk.

GENERAL

13.1     The Company reserves the right to terminate this Plan at any time.

13.2 No Award may be made later than the tenth anniversary of the approval by the Company in general meeting of the Plan.

13.3 Neither an Award nor the Shares to which it relates, nor the benefits under the Plan shall be pensionable for any purpose.

13.4 These Rules shall be governed by and construed in accordance with English Law.